Patient INFOSYSTEMS
46 Prince Street
Rochester, New York   14607
716-242-7200








May 18, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Patient Infosystems, Inc. - Definitive Proxy Statement for 1999

Dear Sir/Madam:

     Enclosed for filing is the Definitive Proxy Statement for the 1999 Annual Meeting of Stockholders of Patient Infosystems, Inc. pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended. The release date for this Proxy Statement is intended to be on or about May 20, 1999.

                                                 Very truly yours,


                                                 /s/  Donald A. Carlberg
                                                 Donald A. Carlberg
                                                 President and Chief Executive
                                                 Officer

Enclosures

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PATIENT INFOSYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

                _________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:



     (5)  Total fee paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:   ________

PROXY                    PATIENT INFOSYSTEMS, INC.                         PROXY
                (Solicited on behalf of the Board of Directors)

     The undersigned holder of Common Stock of Patient Infosystems, Inc., revoking all proxies heretofore given, hereby constitutes and appoints Donald A. Carlberg and Derace L. Schaffer, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 1999 Annual Meeting of Shareholders of Patient Infosystems, Inc., to be held in the Canterbury Room at the Strathallan Hotel, 550 East Avenue, Rochester, New York 14607 on Wednesday, June 16, 1999 at 9:30 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof.

     Each properly executed Proxy will be voted in accordance with the specifications made on this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted (i) FOR all listed nominees to serve as directors, and (ii) FOR the approval of an amendment to the Company's Stock Option Plan, and (iii) FOR the ratification and approval of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and in accordance with their discretion on such other matters as may properly come before the meeting.

1. Election of SEVEN Directors [  ] FOR all nominees listed (except as marked to the contrary)
                               [  ] WITHHOLD AUTHORITY to vote for all below

Nominees: Dr. Derace L. Schaffer,  Donald A. Carlberg,  John V. Crisan, Dr. Carl
F. Kohrt, Dr. Barbara J. McNeil, Dr. David B. Nash, John Pappajohn (Instruction:
To withhold authority to vote for any individual nominees, circle that nominee's name in the list provided above.)

2. For the approval of an amendment to the Company's Stock Option Plan.

             [  ] FOR             [  ] AGAINST           [  ] ABSTAIN

3. The ratification and approval of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

             [  ] FOR             [  ] AGAINST           [  ] ABSTAIN

4. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.


                                        Dated _____________________________,1999

                                        _______________________________________

                                        _______________________________________
                                                       Signature(s)

                                   (Signature(s) should conform to actual number
                                registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

May 18, 1999


Dear Fellow Stockholder:

You are cordially invited to attend the Patient Infosystems, Inc. Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Daylight Time, on Wednesday, June 16, 1999 in the Canterbury Room at the Strathallan Hotel, 550 East Avenue, Rochester, New York 14607.

The matters proposed for consideration at the meeting are the election of seven directors, the amendment to the Company's Stock Option Plan, the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors and the transaction of such other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss these matters in further detail. We urge you to review this information carefully.

You will have an opportunity at the meeting to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about the Company and its operations.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card, using the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.


Sincerely,

Donald A. Carlberg
President and Chief Executive Officer

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1999

The Annual Meeting of Stockholders of Patient Infosystems, Inc. (the "Company") will be held on Wednesday, June 16, 1999 at 9:30 a.m. Eastern Daylight Time in the Canterbury Room at the Strathallan Hotel, 550 East Avenue, Rochester, New York 14607 for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2. To amend the Company's Stock Option Plan;

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, April 28, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

The Company requests that all stockholders, whether or not you expect to attend this meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

You are respectfully urged to read the Proxy Statement contained in this booklet for further information concerning the individuals nominated as directors, the amendment to the Company's Stock Option Plan and the use of the proxy.

A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement.


By Order of the Board of Directors,

Donald A. Carlberg
President and Chief Executive Officer


May 18, 1999






                    IMPORTANT - PLEASE MAIL YOUR SIGNED PROXY
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                            Patient Infosystems, Inc.
                                46 Prince Street
                            Rochester, New York 14607

                                 PROXY STATEMENT

         For the Annual Meeting of Stockholders to be held June 16, 1999

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Patient Infosystems, Inc. (the "Company" or "Patient Infosystems"), to be held on Wednesday, June 16, 1999 at 9:30 a.m. Eastern Daylight Time in the Canterbury Room at the Strathallan Hotel, 550 East Avenue, Rochester, New York 14607, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy are being mailed to stockholders on or about May 20, 1999. The principal executive offices of the Company are located at the address indicated above.

The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the proposals presented in this Proxy Statement. Those recommendations are described later in this Proxy Statement.

The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Assistant Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the Inspectors of Election at the Annual Meeting or by voting at the Annual Meeting in person.

The only items of business that the Board of Directors intends to present or knows will be presented at the Annual Meeting are the items discussed in this Proxy Statement. The proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other items of business that may properly come before the meeting.

Only stockholders of record at the close of business on Wednesday, April 28, 1999, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 8,033,002 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share is entitled to one vote on each matter submitted to a vote at the Annual Meeting.
Holders of Common Stock have no cumulative voting rights.

                                VOTING PROCEDURES

The directors will be elected by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if, at least a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy at the Annual Meeting. The approval of an amendment to the Company's Stock Option Plan, the ratification of Deloitte & Touche LLP as auditors and all other matters at the meeting will also be decided by the affirmative vote of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or Continental Stock Transfer & Trust Company, the Company's stock transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Assistant Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of May 12, 1999, (i) by each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) the Chief Executive Officer and each named executive officer listed in the Summary Compensation Table below, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group.


                                                             Shares Beneficially        Percentage Beneficially
                      Beneficial Owner (1)                          Owned                        Owned
                      --------------------                          -----                        -----
          Derace L. Schaffer (2)........................          1,726,100                       21.5%

          John Pappajohn (3)............................          1,514,080                       18.8%

          Edgewater Private Equity Fund II, L.P.,
          666 Grand Avenue, Suite 200
          Des Moines, IA 50309..........................            970,000                       12.1%

          Donald A. Carlberg (4)........................            188,600                        2.3%

          John V. Crisan (5)............................             20,000                         *

          Neal Westermeyer (5)..........................             17,835                         *

          Kent A. Tapper (6)............................             21,700                         *

          Victoria Nelson Neidigh (7)...................             16,720                         *

          Barbara J. McNeil  (8)........................             28,800                         *

          Carl F. Kohrt (6).............................             21,600                         *

          David B. Nash (9) ............................             19,840                         *


          All directors and executive officers as a               3,575,275                       44.5%
          group (10 persons) (10).......................

         ________________

         *  Less than one percent.

(1) Unless otherwise noted, the address of each of the listed persons is c/o the Company at 46 Prince Street, Rochester, New York 14607.

(2) Includes 288,000 shares held by Dr. Schaffer's minor children. Also includes 21,600 shares which are issuable upon the exercise of options that are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 14,400 shares subject to outstanding options which are not exercisable within 60 days of May 12, 1999.

(3) Includes 360,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 360,000 shares held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse and 360,000 shares held directly by Mr. Pappajohn's spouse. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd. and by his spouse. Includes options to purchase 21,600 shares which are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 14,400 shares subject to outstanding options which are not exercisable within 60 days of May 12, 1999.

(4) Includes options to purchase 187,600 shares which are either currently exercisable or which become exercisable within 60 days of the date of May 12, 1999. Does not include 116,400 shares subject to outstanding options which are not exercisable within 60 days of May 12, 1999.

(5) Does not include 250,000 shares subject to outstanding options which are not exercisable within 60 days of May 12, 1999.

(6) Includes options to purchase 21,600 shares which are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 14,400 shares subject to outstanding options which are not exercisable within 60 days of May 12, 1999.

(7) Includes options and warrants to purchase 16,720 shares which are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 50,080 shares subject to outstanding options and warrants which are not exercisable within 60 days of May 12, 1999.

(8) Includes options to purchase 28,800 shares which are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 7,200 shares subject to outstanding options which are not exercisable within 60 days of May 12, 1999.

(9) Includes options and warrants to purchase 19,840 shares which are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 50,560 shares subject to outstanding options and warrants which are not exercisable within 60 days of May 12, 1999.

(10) Includes options and warrants to purchase 332,160 shares which are either currently exercisable or which become exercisable within 60 days of May 12, 1999. Does not include 539,040 shares subject to outstanding options and warrants which are not exercisable within 60 days of May 12, 1999.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

At this year's Annual Meeting of Stockholders, seven directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of each director. Proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that they are available to serve.

The Board of Directors recommends a vote "FOR" the election of each of the following nominees for director.

The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

Derace L. Schaffer, M.D. , 51 (Chairman of the Board of Directors since 1995). Dr. Schaffer has been Chairmain of the Board and a Director of the Company since its inception in February 1995. Dr. Schaffer is President of the Ide Imaging Group, P.C., as well as the Lan Group, a venture capital firm specializing in health care and high technology investments. He serves as a director of the following public companies: Allion Healthcare, Inc.; American Physician Partners, Inc.; and Oncor, Inc. He is also a director of several private companies, including Analytika, Inc., Card Systems, Inc. and Logisticare, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine. Dr. Schaffer provides services to the Company on a part-time basis.

Donald A. Carlberg, 46 (Director since 1995). Mr. Carlberg has been President, Chief Executive Officer and a Director of the Company since its inception in February 1995. From February 1993 to December 1994 Mr. Carlberg served as Chief Executive Officer of Patient Management Technologies, Inc., a medical services consulting company, which he founded. From 1992 to 1994 Mr. Carlberg served as Senior Vice President, Sales and Marketing for Neurocare, Inc./Paradigm Health Corp. From 1990 to 1992 Mr. Carlberg served as Director of Managed Care for Baxter Healthcare International where he started managed care initiatives for its Caremark Division. From 1985 to 1990 Mr. Carlberg held several senior level positions in managed care at Blue Cross/Blue Shield of Rochester, New York and Independence Blue Cross in Philadelphia, Pennsylvania.

John V. Crisan, 54 (Director nominee). Mr. Crisan has been Chief Financial Officer since March 1999. From March 1994 to March 1998, Mr. Crisan was Senior Vice President and Chief Financial Officer of Access Health, Inc. Previously, Mr. Crisan held senior positions with growth oriented companies including Value Behavioral Health (a division of Value Health, Inc.) and Partners National Health Plans. Additionally, Mr. Crisan served as Vice President, Health Affairs for Blue Cross Blue Shield of Ohio, Inc. and began his career with Ernst & Young.

Carl F. Kohrt, Ph.D., 55 (Director since 1996). Dr. Kohrt is Executive Vice President and Assistant Chief Operating Officer of the Eastman Kodak Company, where he has served in various capacities since 1971. Dr. Kohrt is a recipient of a Sloan Fellowship for study at Massachusetts Institute of Technology.

Barbara J. McNeil, M.D., Ph.D., 58 (Director since 1995). Dr. McNeil is Head of the Department of Health Care Policy and a Professor of Radiology at Harvard Medical School where she has served in various capacities since 1971. For several years she has served as Chair of the Blue Cross Massachusetts Hospital Association Fund for Cooperative Innovation and currently she is a member of the National Council on Radiation Protection, the American College of Radiology and its Board of Chancellors, the Society of Nuclear Medicine, the Advisory Council for the Agency for Health Care Policy and Research and the National Academy of Sciences' Institute of Medicine where she is a Council member. She also serves as a Director of CV Therapeutics, Inc.

David B. Nash, M.D., 43 (Director since 1998) Dr. Nash has been Executive Vice President, Medical Affairs of the Company since April 1996. Dr. Nash is currently and has been for at least the last six years, Director of Health Policy and Clinical Outcomes at Thomas Jefferson University Hospital and Associate Professor of Medicine at Jefferson Medical College. Dr. Nash is the recipient of the 1995 Clifton Latiolias Prize in Managed Care from the American Managed Care Pharmacy Association. He also serves as a scientific advisory board member of iSTAT Corp. Dr. Nash provides his services to the Company on a part-time consulting basis.

John Pappajohn, 70 (Director since 1995). Mr. Pappajohn has been a Director of the Company since its inception in February 1995, and served as its Secretary and Treasurer from inception through May 1995. Since 1969 Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a Director for the following public companies:
Allion Healthcare, Inc., MC Informatics, Inc., Pace Health Management Systems, Inc. and American Physician Partners.

                      MEETINGS OF THE BOARD AND COMMITTEES

During the 1998 fiscal year there were seven meetings of the Board of Directors. Each Director attended at least six of the aggregate total number of the meetings of the Board of Directors held during the year.

The Board of Directors of the Company has appointed two committees: the Audit Committee and the Compensation Committee. The Audit Committee, which held one meeting during fiscal year 1998, periodically reviews the Company's auditing practices and procedures, makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company to be elected by the stockholders. The Audit Committee consists of John Pappajohn, Barbara J. McNeil and Carl F. Kohrt. The Compensation Committee, which held one meeting during fiscal year 1998, meets periodically to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives. The Compensation Committee also administers the Company's Employee Stock Option Plan. The Compensation Committee consists of Derace Schaffer, Barbara J. McNeil and Carl F. Kohrt.

                            COMPENSATION OF DIRECTORS

During 1998, the Company paid Derace Schaffer $62,500 in connection with the part-time performance of his duties as Chairman of the Board of Directors. The Company is currently compensating Derace Schaffer at the annual rate of $125,000 for his services. All Directors were also reimbursed for expenses incurred in connection with attending meetings, including travel expenses to such meetings.

The Company's directors are eligible to participate in the Company's Stock Option Plan. Pursuant to the Stock Option Plan, non-employee directors of the Company receive a one-time grant of a non-qualified stock option to purchase 36,000 shares of the Company's Common Stock at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such non-qualified stock option vests as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary, is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Upon the occurrence of a change of control, as defined in the Stock Option Plan, all outstanding unvested options immediately vest.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 1998 all filing requirements applicable to its officers, directors and ten percent beneficial owners were met.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiary for each of the fiscal years ended December 31, 1998, 1997 and 1996 for those persons who were at December 31, 1998, (i) the Chief Executive Officer and (ii) the other three most highly compensated executive officers of the Company who received compensation in excess of $100,000 during the fiscal year ended December 31, 1998 (the "named executive officers"):

                           Summary Compensation Table
                                                                                                Long-Term
                                                                                               Compensation
                                                                                                  Awards
                                                       Annual Compensation                     Securities
Name and Principal Position                  Year            Salary           Bonus        Underlying Options (#)
---------------------------                  ----            ------           -----        ----------------------

Donald A. Carlberg, President and Chief      1998          $194,231          $25,000             20,000
Executive Officer                            1997          $161,538          $25,000                  0
                                             1996          $131,731          $25,000             18,000

Kent A. Tapper, Vice President, Financial    1998          $118,039               $0                  0
Planning                                     1997          $101,923          $10,000                  0
                                             1996           $86,298           $5,000                  0

Marion B. LaVigne, Ph.D., Vice President,    1998          $110,772               $0             50,000
Clinical Services (1)                        1997           $54,187               $0                  0
                                             1996           $49,571               $0              1,800

Victoria Nelson Neidigh, Vice President,     1998          $139,646               $0             50,000
Sales                                        1997           $83,254          $18,500             15,000
                                             1996                $0               $0                  0

(1) Ms. LaVigne resigned her position as Vice President, Clinical Services as of March 19, 1999.

The following table sets forth certain information regarding options granted to the Chief Executive Officer and the named executive officers of the Company during 1998.

                            Option Grants During 1998

                                Individual Grants
                                -----------------
                                                                                           Potential Realizable
                             Number of                                                    Value at Assumed Annual
                             Securities    % of Total Options                              Rates of Stock Price
                             Underlying        Granted to        Exercise                    Appreciation for
                              Options         Employees in        Price     Expiration          Option Term (3)
Name                        Gramted )#)(1)   Fiscal Year (2)     $/Share      Date           5% ($)      10% ($)
----                        --------------   ---------------     -------      ----           ------      -------

Donald A. Carlberg             20,000               5.0%           $1.38      6/25/08       $17,357      $43,987
Kent A. Tapper                    -                                                 -      -             -
                                           -            -
Marion B. LaVigne              50,000              12.5%           $1.38      3/17/08       $43,394     $109,968
Victoria Nelson Neidigh        50,000              12.5%           $1.38      3/17/08       $43,394     $109,968

(1) All options will become exercisable at the rate of 20% per year from the date of grant and have ten year terms as long as the optionee's employment with the Company continues. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors.

(2) Total number of options granted during fiscal year 1998 was 399,200.

(3) Future value of current year grants assumes appreciation in the market value of the Common Stock of 5% and 10% per year over the ten-year option period as required by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of actual values. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

No stock options were exercised by the Chief Executive Officer or the named executive officers of the Company during 1998. The following table sets forth certain information regarding unexercised options held by the Chief Executive Officer and the named executive officers of the Company at December 31, 1998. The table does not give effect to grants of options that occurred after December 31, 1998. For additional information with respect to these grants, see "Stock Option Plan".

                     Aggregated Option Exercises during 1998
                     and Option Values on December 31, 1998

                                   Number of Securities Underlying                Value of Unexercised
                                       Unexercised Options at                    In-the-Money Options at
                                        December 31, 1998(#)                     December 31, 1998($)(1)
                                        --------------------                     -----------------------
  Name                            Exercisable      Unexercisable             Exercisable      Unexercisable
  ----                            -----------      -------------             -----------      -------------
  Donald A. Carlberg                  151,200           102,800                $283,500             $192,750
  Kent A. Tapper                       21,600            14,400                 $40,500              $27,000
  Marion B. LaVigne (2)                10,440            57,560                 $19,575             $107,925
  Victoria Nelson Neidigh               3,000            62,000                 $ 5,625             $116,250

(1) Calculated based upon $1.88 market value of the underlying securities as of December 31, 1998. Compensation Committee approved repricing of employee stock options on March 17, 1998 and December 10, 1998.

(2) At the time of Ms. LaVigne's resignation on March 19, 1999, the number of shares of Common Stock underlying unexercised options that were exercisable amounted to 23,680 and the unexercisable options amounted to 44,320. All of Ms. LaVigne's unexercised options as of March 19, 1999, the date of her resignation, were forfeited.

                   REPRICING REPORT OF THE BOARD OF DIRECTORS

In March 1998 and again in December 1998, the Board of Directors considered a proposal from management for significant changes to existing employee programs, including options held by the Company's executive officers. This proposal arose largely from a broad decline in the price of the Common Stock of the Company that had resulted in a substantial number of stock options granted pursuant to the Company's existing option plan having exercise prices well above the recent historical trading prices of the Common Stock. This decline together with the resulting equity disparity between new hires who receive option grants at the current fair market value and existing employees' exercise prices prompted the proposal. The Board was advised by management that management believed that employee and executive turnover was likely to increase. In large part, this increase was expected because the Company's total compensation package for long-term employees, which included options with exercise prices well above the then-current trading price, no longer provided an effective retention incentive, particularly when combined with job security concerns. In addition, the Company's existing option grants were not competitive with competing offers from other companies, since options granted to new hires at other companies would be granted at current trading prices.

The Board also reviewed independent data obtained by management regarding equity and other compensation offered by competitors as well as other companies in the health care industry. The Board considered both cash and equity compensation as possibilities to aid employee and executive retention by the Company. The Board recognized that an amendment of existing options with exercise prices higher than fair market value to provide exercise prices at fair market value would provide additional incentives to employees because of the increased potential for appreciation. Such additional incentives were necessary, the Board decided, in order for the Company's employee programs to continue to meet their objectives, including driving operating performance in accordance with the Company's plans and targets, promoting employee retention, addressing stockholder concerns for dilution, and preserving the reserved shares for employee stock programs.

Considering these factors, the Board determined it to be in the best interests of the Company and its stockholders to amend outstanding stock options under its option plan to set the exercise prices equal to the current market value with the same vesting and expiration terms as existing options, thus restoring the incentives for employees to remain as employees of the Company and to exert their maximum efforts on behalf of the Company and focus on achieving the Company's operating plans. The Board determined not to impose any exercise restrictions or to defer the date of the repricing, even though management's proposal had included certain of these restrictions, because of the competitive situation that the Company faced as well as concerns that external market factors could affect the repricing.

Accordingly, in March 1998 and again in December 1998, the Board approved an amendment of each outstanding option held by all current executive officers of the Company with exercise prices above the then-current trading price to provide an exercise price equal to the current trading price. The exchanged options will continue to vest at the same rate and on the same terms as the original options and will terminate on the same date and terms as the original options. The first option amendments were completed on March 17, 1998; options held by executive officers for 16,800 shares with exercise prices ranging from $8.50 to $10.00 were exchanged for options for an equal number of shares at an exercise price of $3.13, the fair market value of the Company's Common Stock on March 17, 1998, the effective date of the initial repricing. The second option amendments were completed on December 10, 1998; options held by executive officers for 154,800 shares with exercise prices ranging from $2.08 to $3.13 were exchanged for options for an equal number of shares at an exercise price of $1.38, the fair market value of the Company's Common Stock on December 10, 1998, the effective date of the second repricing.

                                                          Dr. Derace L. Schaffer
                                                           Dr. Barbara J. McNeil
                                                               Dr. Carl F. Kohrt

The Chief Executive Officer and the named executive officers in 1998 that had their options repriced are listed below in the Ten Year Option Repricings table.

                                                 Ten-Year Option Repricings
                                                                                                       Length of
                                       Number of                                                        original
                                       securities                                                     option term
                                       underlying    Market price of    Exercise price                remaining at
                                      options/SARs  stock at time of      at time of     New            date of
                                      repriced or     repricing or       repricing or    exercise     repricing or
         Name              Date       amended (#)     amendment ($)     amendment ($)    price ($)     amendment
         ----              ----       -----------     -------------     -------------    ---------     ---------
Donald Carlberg,          12/10/98      18,000            $1.38              $2.08         $1.38       27 months
Director, President       12/10/98      20,000            $1.38              $2.75         $1.38       54 months
and Chief Executive
Officer

Kent A. Tapper, Vice                      -                 -                 -              -             -
-President,
Financial Planning

Marion B. LaVigne,         3/17/98       1,800            $3.13             $10.00         $3.13       44 months
Ph. D., Vice              12/10/98       1,800            $1.38              $3.13         $1.38       35 months
President, Clinical       12/10/98      50,000            $1.38              $3.13         $1.38       50 months
Services

Victoria Nelson            3/17/98      15,000            $3.13              $8.50         $3.13       47 months
Neidigh, Vice             12/10/98      15,000            $1.38              $3.13         $1.38       38 months
President, Sales          12/10/98      50,000            $1.38              $3.13         $1.38       50 months
                          12/10/98       1,800            $1.38             $10.00         $1.38       35 months


                                STOCK OPTION PLAN

The Company's Stock Option Plan (the "Plan") was originally adopted by the Board of Directors and stockholders in June 1995. Up to 1,080,000 shares of Common Stock have been authorized and reserved for issuance under the Plan. Under the Plan, options may be granted in the form of incentive stock options ("ISOs") or non-qualified stock options ("NQOs") from time to time to salaried employees, officers, directors and consultants of the Company, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee determines the terms and conditions of options granted under the Plan, including the exercise price. The Plan provides that the Committee must establish an exercise price for ISOs that is not less than the fair market value per share at the date of the grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the Plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of the grant. The Plan also provides for a non-employee director to be entitled to receive a one-time grant of a NQO to purchase 36,000 shares at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such NQO is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Each option, whether an ISO or NQO, must expire within ten years of the date of the grant.

As of May 12, 1999, options to acquire 1,462,260 shares of Common Stock had been granted to employees and directors of the Company, 382,260 of which are subject to stockholder approval of the increase in the number of shares reserved for issuance under the Plan at the Annual Meeting. The following table sets forth information regarding the number of options outstanding and the exercise price of these options.

                        Number of Options
                          Outstanding at
                           May 12, 1999                   Exercise Price
                           ------------                   --------------

                              252,000                         $0.14
                              108,000                         $0.69
                                3,600                         $1.04
                              435,160                         $1.38
                              300,000                         $1.50
                              363,500                         $2.44

Of these options, 36,000 were granted as of March 1, 1995 to Mr. Carlberg and vested immediately. The remainder of Mr. Carlberg's options and all other options granted under the plan vest as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary.

Included in the 1,462,260 options are grants made on May 12, 1999 to the following officers of the Company: (i) 50,000 options granted to Donald A. Carlberg, the President and Chief Executive Officer of the Company, which vest at the rate of 20% per year from the date of grant and have a ten year term and are exercisable at $2.44 per share; (ii) 100,000 options granted to John V. Crisan, the Chief Financial Officer of the Company, which vest at the rate of 20% per year from the date of grant and have a ten year term and are exercisable at $2.44 per share; (iii) 100,000 options granted to Neal Westermeyer, the Chief Operating Officer of the Company, which vest at the rate of 20% per year from the date of grant and have a ten year term and are exercisable at $2.44 per share.

              EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL PROVISIONS

The Company has entered into an employment agreement with Donald A. Carlberg as its President and Chief Executive Officer dated March 1, 1995. The agreement with Mr. Carlberg has a term of one year and is automatically renewed for successive one-year periods unless either party receives written notice from the other party of such party's intention not to renew within 60 days of the agreement's expiration date. The agreement calls for Mr. Carlberg to receive a base salary of $125,000 per year, which was increased to $150,000 per year in September 1996, $175,000 in June 1997 and $200,000 in June of 1998. Upon execution of the agreement, Mr. Carlberg received a $15,000 signing bonus and an option to purchase up to 180,000 shares of Common Stock of the Company at an exercise price of $.14 per share, and in 1996, 1997 and 1998, he received bonuses of $25,000. The option has a ten-year term, vests over five years and was 20% vested upon grant. The remainder of the option vests at a rate of 20% per year, and the option is therefore fully exercisable after the first five years of employment. Mr. Carlberg is eligible for any discretionary bonuses and additional option grants in amounts to be determined by the Company's Board of Directors based upon the performance of the Company and Mr. Carlberg. The agreement prohibits Mr. Carlberg from engaging in any business activity involving the measurement of clinical outcomes for patients with acute or chronic diseases, or the measurement of patient compliance with prescribed treatments for acute or chronic diseases within one year of the termination of his employment with the Company. If the Company terminates Mr. Carlberg's employment for reasons other than for cause, the Company is required to pay Mr. Carlberg's compensation and fringe benefits for a period of six months following the date of termination.

The Company has entered into a consulting agreement with John V. Crisan dated March 8, 1999 pursuant to which Mr. Crisan serves as Chief Financial Officer and a member of the Board of Directors. The agreement with Mr. Crisan has a term of two years. Either party may terminate the agreement for any reason and without liability for a period of 90 days from the date of the agreement. Pursuant to the agreement, Mr. Crisan receives a basic consulting fee of $5,000 per week that he renders services for the Company. Mr. Crisan is not obligated to perform services on a full-time basis for the Company. Upon execution of the agreement, Mr. Crisan was granted options to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share. The options have a ten-year term, vest over three years, with 50% of the options vesting on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date. In the event of a change of control of the Company, all options immediately vest. If Mr. Crisan is terminated for cause or resigns prior to March 8, 2001, Mr. Crisan is prohibited from competing with the Company for one year from the termination or resignation date. If the Company terminates Mr. Crisan without cause, the Company must pay Mr. Crisan severance equal to the amount of the basic consulting fee in effect as of the date of termination, but not to exceed $100,000, such payments to be made in equal monthly installments of not more than $20,000.

The Company has entered into an employment agreement with Neal Westermeyer as its Chief Operating Officer dated March 8, 1999, which has a term of two years. The agreement calls for Mr. Westermeyer to receive a base salary of $175,000 with compensation reviews annually and may be adjusted to reflect increased responsibilities, capabilities and performance. Mr. Westermeyer may be eligible for a bonus up to 30% of his base salary. Mr. Westermeyer was granted an option to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share. The option has a ten year term, vests over three years, with 40,000 shares that vested upon grant. The remaining options vest at a rate of 25% over three years from the date of grant. Either party can terminate the agreement with written notice of not less than 60 days from the date of termination. In the event Mr. Westermeyer is terminated without cause prior to a change in control, Mr. Westermeyer receives one year's worth of his annual salary, as in effect on the termination date. Generally, in the event Mr. Westermeyer is terminated without cause after a change in control Mr. Westermeyer will be entitled to receive up to two year's worth of annual salary as in effect on the date of the change in control as adjusted thereafter from time to time.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

Compensation for the Company's executive officers was determined in light of the responsibilities involved in commencing the Company's business operations, developing its initial and ongoing customer relationships and commencing patient information programs. During 1998, Mr. Carlberg received a bonus of $25,000 reflecting Mr. Carlberg's efforts in connection with the expansion of the Company's operations and the substantial roll-out of the Company's patient information systems.

The Compensation Committee evaluates the performance of each executive officer of the Company in the context of the goals and challenges that the Company faces over the next year. The determinations as to salary and bonus are made in a context of the challenges faced in the Company, the individual performance of the individual and the salaries of executives at comparative companies in the Company's industry. Compensation for the Company's Executive Officers was determined in light of the responsibilities involved in commencing the Company's business operations, developing its initial and ongoing customer relationships and negotiating with the Company's investment bankers.

                                                          Dr. Derace L. Schaffer
                                                           Dr. Barbara J. McNeil
                                                               Dr. Carl F. Kohrt

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Derace Schaffer, Barbara J. McNeil and Carl F. Kohrt for the fiscal year ended December 31, 1998. None of these individuals was at any time during fiscal year 1998 or any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 26, 1999, the Company, through its newly formed, wholly-owned subsidiary, Patient Infosystems Acquisition Corp., acquired substantially all of the assets of HealthDesk Corporation, a consumer healthcare software company primarily engaged in the business of designing and developing Internet based products in the healthcare, wellness and disease management industries. The acquired assets include inventory, intellectual property, hardware and software. The principal consideration paid for the transaction was $761,463. The Company paid for the acquisition using its available cash. John Pappajohn, a member of the Board of Directors of the Company, was a member of the Board of Directors of HealthDesk Corporation at the time of the acquisition of HealthDesk. Mr. Pappajohn abstained from all votes relating to the acquisition of the assets of HealthDesk Corporation. Such acquisition was approved by no less than a majority of the directors of the Company.

                            COMPANY PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of Patient Infosystems, Inc. from December 19, 1996 (the date the Common Stock was first offered to the public at an initial public offering price of $8.00 per share) through December 31, 1998 with the cumulative total return on the NASDAQ Stock Market - U.S. Index and the cumulative total return on the NASDAQ Health Services Index. The Company did not pay any dividends during this period. The NASDAQ Stock Market - U.S. Index and the NASDAQ Health Services Index are published daily.

The graph assumes an investment of $100 in each of Patient Infosystems, Inc., the NASDAQ Stock Market - U.S. Index and the NASDAQ Health Services Index on December 31, 1998 and 1997. The Comparison also assumes that all dividends are reinvested.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                AMONG PATIENT INFOSYSTEMS, INC., THE NASDAQ STOCK
            MARKET - U.S. INDEX AND THE NASDAQ HEALTH SERVICES INDEX

                                                 12/19/96     12/31/96     12/31/97     12/31/98
                                                 --------     --------     --------     --------
Patient Infosystems, Inc.                         100.00        115.63        33.13        23.44
NASDAQ Stock Market - U.S. Index                  100.00         99.49       122.15       171.40
NASDAQ Health Services Index                      100.00        100.55       103.16        88.13


The comparisons in this table are required by the rules of the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates this information by reference.


                                   PROPOSAL 2
              APPROVAL OF AMENDMENT TO THE PATIENT INFOSYSTEMS, INC
                                STOCK OPTION PLAN

At the Annual Meeting, the holders of the Common Stock will be asked to vote upon a proposal to approve an amendment to the Patient Infosystems, Inc. Stock Option Plan (the "Plan") to increase by 600,000 the number of shares of Common Stock of the Company for which options may be granted thereunder from 1,080,000 shares to 1,680,000 shares. The Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.


REASONS FOR THE PROPOSAL

Under the Plan as currently in effect, options for up to 1,080,000 shares of Common Stock may be granted. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's key employees and directors, thereby continuing to align the interests of such employees or directors with those of stockholders, and that awards under the Plan are an effective means of providing such compensation. In order to effectuate the grant of the options by the Board of Directors and to continue to grant stock-based incentive compensation in the future, it is necessary to increase the number of shares of Common Stock available for grant under the Plan.

DESCRIPTION OF THE PLAN AND THE PROPOSED AMENDMENTS

The following is a summary of the Plan and the proposed amendments to it under Proposal 2. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The Plan is designed to furnish additional incentives to both key employees and directors of the Company, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. The Plan presently authorizes the granting of options of up to 1,080,000 shares of Common Stock ("Options"), and if Proposal 2 is approved, up to an additional 600,000 shares of Common Stock, subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation, combination, exchange of shares or similar transaction. The Board of Directors believes it is beneficial to increase the number of shares subject to the Plan to make additional shares available, subject to the discretion of the Board of Directors, to such key employees and directors.

Administration. The Plan is currently administered by either the full Board of Directors or such committee as may be designated by the Board of Directors (the "Committee"). In administering the Plan, the Committee has the power to interpret its provisions and to prescribe, amend, and rescind rules and regulations for its administration, to select individuals to receive grants, to determine the terms and provisions of grants of options and to make all other determinations necessary or advisable for administration of the Plan.

Option Grants. The Plan provides for the granting of both incentive stock options (an "ISO") and nonqualified stock options (a "NQO"). NQO's may be issued generally to any employee or director of the Company or its subsidiaries. ISO's may only be issued generally to employees of the Company and its subsidiaries, and may not be issued to any director. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant (five years in the case of optionees holding more than 10% of the combined voting power of all classes of stock of the Company), on which options will expire. The fair market value of the stock with respect to which ISO's under the Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The Plan, however, permits the Committee to grant NQO's at any exercise price consistent with the purposes of the Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO's with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and so any compensation expense generated by the exercise of such an option would not be deductible by the Company if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

Options may be exercised by the payment of the exercise price in cash or by certified or bank check.

As of May 12, 1999, options to acquire 1,462,260 shares of Common Stock had been granted to employees and directors of the Company, 382,260 of which are subject to stockholder approval of the increase in the number of shares reserved for issuance under the Plan at the Annual Meeting. All of such shares have been granted under the Plan. As of May 12, 1999, the Company has awarded or granted options under the Plan to approximately 115 persons. The following persons and groups have received certain of these options:

                   PATIENT INFOSYSTEMS, INC. STOCK OPTION PLAN

                                                                 Dollar Value         Number of
Name and Position                                                     ($)               Units
-----------------                                                     ---               -----
Donald A. Carlberg, President and Chief
     Executive Officer                                              $ 224,150          304,000
John V. Crisan, Chief Financial Officer                             $ 468,800          250,000
Neal Westermeyer, Chief Operating Officer                           $ 468,800          250,000
Kent A. Tapper, Vice President, Financial Planning                   $  5,000           36,000
Victoria Nelson Neidigh                                              $ 89,375           65,000
Executive Group (7 persons)                                        $1,364,781          975,000
Non-Executive Director Group (5 persons)                            $ 181,500          200,000
Non-Executive Officer Employee Group (103 persons)                  $ 502,025          287,260

On May 12, 1999, the Board of Directors granted options to acquire 100,000 shares to each of John V. Crisan and Neal Westermeyer and 50,000 shares to Donald A. Carlberg, all exercisable for $2.44 per share. The Board also granted options to purchase 113,500 shares of Common Stock to 42 employees of the Company. These grants are all subject to approval at this meeting of the amendment to the Plan.

Termination of Employment. Unless otherwise provided by the Committee, the following rules apply to all options granted under the Plan. Options granted under the Plan to an employee or director expire three months after such employee or director ceases to be employed by or ceases to serve as a director of the Company or its subsidiaries. In the event of an employee's death during employment with the Company or a director's death while serving as a director or within such three-month period following the cessation of employment or directorship, the employee's or director's estate may exercise the unexpired option for the number of shares for which it is exercisable at the date of termination, for such time prior to the expiration dates of the option.

Income Tax Consequences. Under present law the federal income tax treatment of stock options under the Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee's basis in the stock).

If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual's particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

Amendments. The Committee may amend the Plan at any time, but may not, without prior stockholder approval, increase the maximum number of options that may be granted thereunder; change the eligibility requirements for individuals entitled to receive options under the Plan, or cause ISO's granted or to be granted under the Plan to fail to qualify as ISO's under the Code.

Termination.  The Plan does not contain a provision for termination of the Plan.

Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock voted in person or by proxy at the Annual Meeting is required for approval of the amendment to the Plan to increase the number of options which may be issued under the Plan to 1,680,000.

The Board of Directors recommends a vote "FOR" the amendment to the Plan.

                                   PROPOSAL 3
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

The independent public accounting firm utilized by the Company during the fiscal years ended December 31, 1995 through 1998 was Deloitte & Touche LLP, independent certified public accountants. Although the appointment of auditors is not required to be submitted to a vote of stockholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and the Board of Directors will reconsider the appointment. It is expected that a representative of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification and approval of the appointment of auditors.

The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at the Company's 2000 Annual Meeting of Stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than January 17, 2000 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Assistant Secretary of the Company.

                             ADDITIONAL INFORMATION

The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made by telephone or personal call by officers, directors or employees of the Company who will not be specially compensated for such solicitation. The Company may request that brokerage houses and other nominees or fiduciaries forward copies of the Company's Proxy Statement and Annual Report to Stockholders to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 28, 1999. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                            PATIENT INFOSYSTEMS, INC.
                                46 Prince Street
                            Rochester, New York 14607
                        Attention: Yvonne Milligan-Prince




                                  OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

                                           By Order of the Board of Directors,

                                           Donald A. Carlberg
                                           President and Chief Executive Officer

                                    EXHIBIT A

                            PATIENT INFOSYSTEMS, INC.
                                STOCK OPTION PLAN


         1.  Purpose.   The  PATIENT   INFOSYSTEMS,   INC.   STOCK  OPTION  PLAN
(hereinafter referred to as the "Plan") is designed to furnish additional incentive to both key employees and Directors of PATIENT INFOSYSTEMS, INC., a Delaware corporation (hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of the Board of Directors, persons of training, experience and ability. Such purpose will be effected through the granting of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter the "Code") and options which do not qualify as incentive stock options ("Non-Qualified Options").

         2.  Administration.

                  (a) The Plan shall be administered by a committee chosen by the Board of Directors of the Company (the "Committee") and decisions of the Committee concerning the interpretation and construction of any provisions of the Plan or of any option granted pursuant to the Plan shall be final. In the absence of the Committee, the Plan will be administered by the Board of Directors of the Company. The Company shall effect the grant of options under the Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, an option shall be deemed to be granted when a written Option Contract is signed on behalf of the Company by a member of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion and without limitation: to determine the individuals to receive options, the times when such individuals shall receive options, the number of Shares to be subject to each option, the term of each option, the date(s) on which each option shall become exercisable, whether an option is subject to vesting pursuant to Section 5(c) hereof, whether an option shall be exercisable in whole, in part, or in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the term of each installment, the option price of each option, and the terms of payment for Shares purchased by the exercise of each option; to accelerate the date of exercise of any installment; and to make all other determinations necessary or advisable for administering the Plan.

                  (b) The Committee may grant Incentive Stock Options and Non-Qualified Stock Options pursuant to a single option agreement so long as each option is clearly identified as to its status. Notwithstanding anything else contained in the Plan, if the Committee issues a single option agreement which contains both Incentive Stock Options and Non-Qualified Stock Options, the exercise of one cannot affect the exercise of the other.

         3. Eligibility. The persons who shall be eligible to receive options under the Plan shall be Directors and those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 424(e) and (f) of the Code, who are exempt from the overtime provisions of the Fair Labor Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29 U.S.C. ss.213(a)(1); provided, however, Directors, who are not employees of the Company or any of its parents or subsidiaries, shall not be eligible to receive Incentive Stock Options. Additionally, no Incentive Stock Option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the Incentive Stock Option both of the following conditions are met:

                  (a) The option price is at least 110% of the fair market value of the shares of stock subject to the Incentive Stock Option, as defined in
Section 4(a) hereof, and

                  (b) the option is, by its terms, not exercisable after the expiration of five years from the date the Incentive Stock Option is granted.

         4.  Shares Subject to Options.

                  (a) Subject to the provisions of Section 5(g) hereof, options may be granted under the Plan to purchase in the aggregate not more than 1,680,000 shares of the $.01 par value Common Stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Committee, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

                  (b) To the extent the aggregate fair market value, determined as of the time the option is granted, of Shares for which stock options are exercisable for the first time by such individual in any calendar year, under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, exceeds $100,000, such options shall be treated as Non-Qualified Options. However, the value of the Shares for which Incentive Stock Options may be granted to such individual from the Company in a given year may exceed $100,000.

         5. Terms and Conditions of Options. Options shall be granted by the Committee pursuant to the Plan and shall be subject to the following terms and conditions:

                  (a) Price. Each option shall state the number of Shares subject to the option and the option price, which, in the case of an Incentive Stock Option, shall be not less than the fair market value of the Shares with respect to which the option is granted at the time of the granting of the option. In addition, the option price shall be at least 110% of fair market value in the case of a grant of an Incentive Stock Option to a person who would at the time of the grant, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of Shares of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value" shall mean:

     (i) the mean between the bid and asked price for the Shares on the business day immediately preceding the date of the grant of the option;

     (ii) the most recent sale price for the Shares as of the date of the grant of the option; or

     (iii) such price as shall be determined by the Board of Directors of the Company in an attempt made in good faith to meet the requirements of Section 422(b)(4) of the Code.

                  (b) Term. The term of each option shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, the Committee and an optionee may, by mutual agreement, terminate any option granted to such optionee under the Plan. In the event of merger, consolidation, dissolution or liquidation which results in a change of control as defined in Section 368(c) of the Code (using the attribution rules of Section 318), all unexercised options will become immediately exercisable for a period of one year, the effectiveness of such expiration shall be conditioned upon the consummation of any such transaction.

                  (c)  Vesting.   The  Committee  shall  determine  the  vesting
schedule, if any, for each issuance of options hereunder on a case-by-case basis, in its sole discretion.

                  (d) Non-Assignment During Life. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

                  (e) Death of Optionee. In the event that an optionee shall die prior to the complete exercise of options granted to him under the Plan, such remaining options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of such person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution; (ii) to the extent that the optionee was entitled to exercise the option at the date of his death; and
(iii) prior to the expiration of the term of the option.

                  (f) Termination of Employment. An Incentive Stock Option shall be exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of such exercise, he is an employee of the Company or any of its parents or subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies; provided, however, that in the case of an optionee who is disabled within the meaning of Section 22(e)(3) of the Code, the three month period after cessation of employment during which an Incentive Stock Option shall be exercisable shall be one year. Notwithstanding the foregoing, no option shall be exercisable after the expiration of its term thereof. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming an option granted hereunder in a transaction to which Section 424(a) of the Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (g)  Anti-Dilution  Provisions.  Subject to the  provisions of
Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding option shall be proportionately adjusted by the Committee for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property).

                  (h)  Power  to  Establish  Other  Provisions.  Subject  to the
provisions of Section 422 of the Code and the regulations promulgated thereunder, options granted under the Plan shall contain such other terms and conditions as the Committee shall deem advisable.

         6. Exercise of Option. Options shall be exercised as follows:

                  (a) Notice and Payment. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash or by certified or bank check payable to the order of the Company. Each such notice shall also contain representations on behalf of the optionee that:

     (i) the optionee acknowledges that the Company is selling the Shares being acquired by him under a claim of exemption from registration under the Securities Act of 1933 as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering;

     (ii) the optionee is acquiring the Shares without a view to distribution or resale;

     (iii) the optionee understands and agrees that the Shares purchased may not be thereafter transferred unless (A) a registration statement with respect thereto shall then be effective under the Act, and the Company will have complied with any other applicable laws, or (B) the optionee shall have obtained an opinion of counsel, in form and content reasonably satisfactory to the Company and to its counsel, to the effect that the proposed transfer will be exempt from the registration provisions of the Act, will comply with applicable state laws, and will not result in any violation of the Act or of any other applicable laws;

     (iv) because any Shares purchased will not have been registered under the Act, they must be held indefinitely unless and until they are subsequently registered under the Act or an exemption from such a registration is available;

     (v) any routine sales of the Shares purchased made in reliance upon Rule 144 promulgated under the Act can be made only in limited amounts and in accordance with all the terms and conditions of that Rule, and in case the Rule is not applicable, compliance with Regulation A or some other disclosure exemption may be required; and

     (vi) the Company has no obligation to register the Shares, to comply with any disclosure exemption, or to take such action as may be necessary to meet the requirements of Rule 144.

Appropriate legends may be placed on any certificate for Shares received by an optionee pursuant to the exercise of an option in order to give notice of the transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificates. It shall be a further condition to any exercise of the option and the purchase of Shares pursuant thereto that the Company counsel be satisfied that the issuance of such shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect to such compliance.

                  (b) Issuance of Certificates. Certificates representing the Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of Section 6(a) hereof.

                  (c) Rights as a Shareholder. The optionee shall have no rights as a Shareholder with respect to the Shares purchased until the date of the issuance to him of a Certificate representing such Shares.

                  (d)  Disposition  of  Shares.  Subject  to the  provisions  of
Section 6(a) hereof, any disposition, within the meaning of Section 424(c) of the Code, of Shares acquired by the exercise of an Incentive Stock Option within two years from the date of grant of the option or within one year after the transfer of the Shares to the optionee shall be a disqualifying disposition as defined in Section 421(b) of the Code; provided, however, that the foregoing holding periods shall not apply to the disposition of Shares after the death of the optionee by the estate of the optionee, or by a person who acquired the Shares by bequest or inheritance or by reason of the death of the optionee. For purposes of the preceding sentence, in the case of a transfer of Shares by an insolvent optionee to a trustee, receiver or similar fiduciary in any proceeding under Title 11 of the United States Code or any similar insolvency proceeding, neither the transfer, nor any other transfer of such Shares for the benefit of his creditors in such proceeding, shall constitute a disposition.

                  (e) Order of Option Exercise. An optionee may exercise the options granted by the Company under the Plan in any order the optionee chooses regardless of the chronological order in which the options were granted by the Company.

         7. Special Provisions Regarding Option Grants to Non-Employee Directors. Pursuant to the terms of this Plan, each non-employee Director of this Corporation shall be entitled to receive a one-time grant of a Non-Qualified Option, effective upon the date of his/her initial election to the Board of Directors of the Corporation, to purchase 36,000 Shares. The exercise price for such option shall equal the fair market value of the Corporation's Common Stock on the grant date. Each such option shall vest as to exercisability with respect to the first 20% of the shares subject thereto on the first anniversary date of the grant date of such option, and as to an additional 20% of the shares subject thereto on each of the second, third, fourth and fifth anniversary dates of the grant date. Any such options granted to non-employee Directors of the Corporation shall be exercisable only during the holder's term as a Director of the Corporation, and shall automatically expire upon the date that a Director is no longer serving as a Director, except that an option may be exercisable after the death, disability, as defined in Section 22(e)(3) of the Code ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a Director of the Company at any time until the earlier to occur of (i) the one year anniversary of the date of death, Disability, or Retirement and (ii) the expiration of the term of such option. No shares of Common Stock issuable upon the exercise of an option may be sold, assigned, pledged or otherwise transferred for a period of six months after the later to occur of (x) the adoption of the Plan by the Company's shareholders and
(y) the grant of the option, as is specified in Rule 16b-3 (or other period of time specified in such rule as such rule may be amended from time to time) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is intended that this part of the Plan as it applies to option grants to non-employee Directors will constitute a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act, and the provisions of the Plan and of any option agreement made pursuant to the Plan will be interpreted and applied accordingly. At any time the Committee may suspend or terminate this part of the Plan and make such additions or amendments thereto as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that the terms of this paragraph shall not be amended more than once every six months (other than to comply with the federal securities laws, the Code, or ERISA).

         8. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of ten years after the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof, held within 12 months before or after the date the Plan is adopted by the Board of Directors.

         9. Amendment and Termination of Plan. The Committee, without further approval of the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 5(g) hereof, increase the maximum number of Shares for which options may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive options under the Plan; or (iii) cause Incentive Stock Options granted or to be granted under the Plan to fail to qualify as Incentive Stock Options under Section 422 of the Code and the regulations promulgated thereunder.

         10. Shares Reserved. The Board of Directors of the Company shall at all times during the term of this Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan, and shall pay all original issue taxes on the exercise of options, and all other fees and expenses necessarily incurred by the Company in connection therewith.

         11. Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.